Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of March 27, 2023, by:

(a)each Domestic Subsidiary (as defined in the Credit Agreement, as hereinafter defined) that is listed on Exhibit A hereto, and any other Domestic Subsidiary that hereafter becomes a party hereto (each such Domestic Subsidiary, collectively, the “Pledgors” and, individually, each a “Pledgor”), jointly and severally, in favor of;

(b)  KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent under the Credit Agreement, as hereinafter defined (the “Administrative Agent”), for the benefit of the Administrative Agent and the Lenders, as hereinafter defined.

1.Recitals.

Franklin Covey Co., a Utah corporation (the “Borrower”), is entering into that certain Credit and Security Agreement, dated as of the date hereof, with the lenders from time to time party thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, collectively, the “Lenders” and, individually, each a “Lender”) and the Administrative Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”).  Each Pledgor desires that the Lenders grant the financial accommodations to the Borrower as described in the Credit Agreement.

The financing of each Pledgor is provided by the Loans and Letters of Credit, as each term is defined in the Credit Agreement, and each Pledgor deems it to be in the direct pecuniary and business interests of such Pledgor that the Borrower obtain from the Lenders the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit provided for in the Credit Agreement.

Each Pledgor understands that the Lenders are willing to enter into the Credit Agreement and grant the financial accommodations provided for in the Credit Agreement only upon certain terms and conditions, one of which is that each Pledgor grant to the Administrative Agent, for the benefit of the Lenders, a security interest in the Collateral, as hereinafter defined, of such Pledgor, and this Agreement is being executed and delivered in consideration of the Lenders entering into the Credit Agreement and each financial accommodation granted to the Borrower by the Lenders, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

2.Definitions.  Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined.  As used in this Agreement, the following terms shall have the following meanings:

“Cash Collateral Account” means a commercial Deposit Account designated as a “cash collateral account” and maintained by one or more Pledgors with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and Cash Equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Pledgor presently has or may hereafter have any claim or interest, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon by, or in the possession of the Administrative Agent or any Lender.

“Collateral” means (a) all of each Pledgor’s existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter‑of‑credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in the Cash Collateral Account, if any, and (iv) Cash Security; and (b) Proceeds and products of any of the foregoing;  provided that Collateral shall not include Excluded Property.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C.  (Schedule 7.5 to the Credit Agreement lists all Commercial Tort Claims of the Pledgors in existence as of the Closing Date.)

“Event of Default” means an event or condition that constitutes an Event of Default, as defined in Section 10.1 hereof.

“Intellectual Property” means, collectively, all existing and future right, title and interest in, to and under (a) industrial designs, patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names, and copyright registrations and other intellectual property or registrations, whether federal, state or foreign, including, but not limited to, those that are registered or pending as listed on Schedule 6.17 to the Credit Agreement (as such Schedule 6.17 may from time to time be amended, supplemented or otherwise modified); (b) common law trademark rights, copyrights, rights in trade dress, publicity, works of authorship and other unregistered copyrightable material, improvements, and proprietary and confidential information, including, without limitation, personal, financial, and other sensitive data, plans, know-how, processes, formulae, algorithms and inventions; (c) renewals, continuations, extensions, reissues and divisions of any of the foregoing; (d) rights to sue for past, present and future infringements or any other commercial tort claims relating to any of the foregoing; (e) licenses and all income, revenue and royalties with respect to any licenses, whether registered or unregistered and all other payments earned under contract rights relating to any of the foregoing; (f) all intangible intellectual or similar property connected with and symbolized by any of the foregoing; (g) goodwill associated with any of the foregoing; and (h) all payments under insurance, including the returned premium upon any cancellation of insurance (whether or not the Administrative Agent is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Administrative Agent, the Issuing Lender or any Lender pursuant to the Credit Agreement and the other Loan Documents (including any Erroneous Payment Subrogation Rights), and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees payable pursuant to the Credit Agreement or any other Loan Document; (d) all fees and charges in connection with Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company or Pledgor pursuant to the Credit Agreement or any other Loan Document; and (f) all Related Expenses.

“Pledged Notes” means the promissory notes payable to one or more Pledgors, as described on Schedule 7.4 to the Credit Agreement, if any, and any additional or future promissory notes that may hereafter from time to time be payable to one or more Pledgors.

“Pledged Securities” means all of the shares of capital stock or other equity interests of a direct Subsidiary of a Pledgor, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.  As of the Closing Date, the existing Pledged Securities are listed on Schedule 3 to the Credit Agreement.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an Affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an Affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

“Security Agreement Joinder” means a Security Agreement Joinder, substantially in the form of the attached Exhibit B, prepared by the Administrative Agent and executed and delivered to the Administrative Agent by a Domestic Subsidiary for the purpose of adding an additional Pledgor as a party to this Agreement.

3.Grant of Security Interest.  In consideration of and as security for the full and complete payment of all of the Secured Obligations, each Pledgor hereby agrees that the Administrative Agent shall at all times have, and hereby grants to the Administrative Agent, for the benefit of the Lenders (and Affiliates thereof that hold Secured Obligations), a security interest in all of the Collateral of such Pledgor.

4.Representations and Warranties.  All representations and warranties made by the Borrower with respect to each Pledgor and contained in the Credit Agreement are incorporated herein by reference, and each Pledgor hereby makes such continuing representations and warranties as applicable to each Pledgor on its own behalf.  Each Pledgor hereby further represents and warrants to the Administrative Agent and each Lender as follows:

4.1.Such Pledgor is duly organized or formed, as applicable, validly existing and in good standing (where applicable) under the laws of its state of incorporation or formation, as applicable, and is duly qualified to do business in each state in which a failure to so qualify would have a Material Adverse Effect.

4.2.Such Pledgor has full power, authority and legal right to pledge the Collateral of such Pledgor, to execute and deliver this Agreement, and to perform and observe the provisions hereof.  The officers or authorized representatives, as applicable acting on such Pledgor’s behalf have been duly authorized to execute and deliver this Agreement.  This Agreement is valid and binding upon such Pledgor in accordance with the terms hereof.

4.3.Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by such Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, such Pledgor’s Organizational Documents) or of any other writing binding upon such Pledgor in any manner.

4.4.Each Pledgor’s state of organization or formation, as applicable, is set forth on Schedule 6.1 to the Credit Agreement.  Except as previously disclosed to the Administrative Agent in writing, no Pledgor has, during the last five years, changed its name or conducted business under a trade or assumed name.  Each Pledgor’s chief executive office is set forth on Schedule 6.9 to the Credit Agreement.  Each Pledgor has places of business or maintains Collateral at the locations set forth on Schedule 6.9 to the Credit Agreement.

4.5.At the execution and delivery hereof, except as permitted pursuant to the Credit Agreement, to the knowledge of each Pledgor, (a) there is no U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by any Pledgor or threatened, against any Pledgor, to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. Financing Statements in connection herewith, the Administrative Agent will have, for the benefit of the Lenders, a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by such filing or action) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement (other than Commercial Tort Claims); and (e) no Pledgor has entered into any contract or agreement that would prohibit the Administrative Agent and the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Pledgor.

4.6.Each Pledged Note constitutes a valid obligation of the maker thereof, and is enforceable according to its tenor and free from any defense or offset of any kind.  No default has occurred under any Pledged Note.  Each Pledged Note is either unsecured, or, if secured, such Pledgor has a valid, duly perfected security interest in and lien on all of the property that serves to secure its Pledged Notes.  No Pledgor has any obligations to make any further or additional loans or advances to, or purchases of securities from, any maker with respect to any of the Pledged Notes of such Pledgor.  No Pledged Note of any Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person.

4.7.Each Pledgor owns, or has the right to use, all of the material patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others.  Schedule 6.17 of the Credit Agreement sets forth all federally registered patents, trademarks, copyrights and service marks owned by each Pledgor as of the Closing Date.

4.8.Each Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that such Pledgor has incurred to the Administrative Agent and the Lenders.  No Pledgor is insolvent, as defined in any applicable state or federal statute, nor will any Pledgor be rendered insolvent by the execution and delivery of this Agreement to the Administrative Agent or any other documents executed and delivered to the Administrative Agent or the Lenders in connection herewith.  No Pledgor has engaged, nor is any Pledgor about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Lenders incurred hereunder.  No Pledgor intends to, nor does any Pledgor  believe that it will, incur debts beyond its ability to pay such debts as they mature.

4.9.Such Pledgor has reviewed and is familiar with the terms of the Credit Agreement.

4.10.At the execution and delivery hereof, no Event of Default will exist.

5. Credit Agreement Covenants.  All terms, covenants and agreements attributed to, or made by, the Borrower with respect to each Pledgor in the Credit Agreement are incorporated herein by reference and each Pledgor hereby covenants and agrees to perform and observe and be bound by such terms, covenants and agreements applicable to such Pledgor with the same force and effect as if such terms, covenants and agreements, as amended from time to time in accordance with the Credit Agreement, were written herein.

6.Notice.  The Pledgors shall give the Administrative Agent prompt written notice if any Event of Default shall occur hereunder.

7.Pledgors’ Obligations with Respect to Intellectual Property.

7.1.No Pledgor shall sell or assign its interest in, or, except as permitted in the Credit Agreement or in the ordinary course of business of such Pledgor, grant any license or sublicense with respect to, any Intellectual Property of such Pledgor, without the prior written consent of the Administrative Agent.  Absent such prior written consent, any attempted sale or license is null and void.  No Pledgor shall use the Intellectual Property of such Pledgor material to the conduct of such Pledgor’s business in any manner that would jeopardize the validity or legal status thereof.  Each Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. § 287.

Each Pledgor shall use commercially reasonable efforts to conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols ®, ™, and SM where appropriate.

7.2.Except as excused pursuant to the Credit Agreement or otherwise agreed to by the Administrative Agent in writing, each Pledgor, with respect to Intellectual Property material to the conduct of such Pledgor’s business, shall have the duty to, in a commercially reasonable manner, (i) prosecute diligently any patent, trademark, service mark or copyright application pending as of the date of this Agreement or thereafter until this Agreement shall have been terminated, (ii) file and prosecute opposition and cancellation proceedings and (iii) do any and all acts that are necessary or desirable to preserve and maintain all rights in such Intellectual Property of such Pledgor, including, but not limited to, payment of any maintenance fees.  Any expenses incurred in connection with the Intellectual Property of the Pledgors shall be borne by the Pledgors.  The Pledgors shall not abandon any Intellectual Property material to the conduct of such Pledgor’s business without the prior written consent of the Administrative Agent, unless such abandonment will not have a material adverse effect on such Pledgor or such abandonment is in connection with the abandonment of a product or product line.

8.Collections and Receipt of Proceeds by the Pledgors.

(a)Upon written notice to a Pledgor from the Administrative Agent after the occurrence and during the continuance of an Event of Default, a Cash Collateral Account shall be opened by such Pledgor at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of the Accounts of such Pledgor and such Proceeds of the Accounts of such Pledgor shall be remitted daily by such Pledgor to the Administrative Agent in the form in which they are received by such Pledgor, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account.  In the event that such notice is given to a Pledgor from the Administrative Agent, such Pledgor shall not commingle such collections or Proceeds with any of such Pledgor’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders.  In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence and during the continuance of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Secured Obligations.  If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account (other than a trust, tax, withholding or payroll account) maintained by such Pledgor with the Administrative Agent, and, in any event, retain the same and such Pledgor’s interest therein as additional security for the Secured Obligations.  The Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to such Pledgor for use in such Pledgor’s business.  The balance in the Cash Collateral Account may be withdrawn by such Pledgor upon termination of this Agreement and irrevocable payment in full of all of the Secured Obligations.

(b)After the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s written request, each Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lockbox at a location acceptable to the Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms, and conditions of the customary lockbox agreement of the Administrative Agent.

(c)The Administrative Agent, or the Administrative Agent’s designated agent, is hereby constituted and appointed attorney-in-fact for each Pledgor with authority and power to endorse, after the occurrence and during the continuance of an Event of Default, any and all instruments, documents, and chattel paper upon the failure of such Pledgor to do so.  Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon such Pledgor by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or such Pledgor.  To the extent permitted by applicable Law, each Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

9.Collections and Receipt of Proceeds by Administrative Agent.  Each Pledgor hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as such Pledgor’s attorney-in-fact to exercise, at any time after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations:

(a)to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in the name of the Administrative Agent or any Pledgor, any and all of such Pledgor’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral of such Pledgor.  To the extent permitted by applicable Law, each Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b)to transmit to Account Debtors of such Pledgor, on any or all of the Accounts of such Pledgor, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest of the Administrative Agent, for the benefit of the Lenders, and to request from such Account Debtors at any time, in the name of the Administrative Agent or such Pledgor, information concerning the Accounts of such Pledgor and the amounts owing thereon;

(c)to transmit to purchasers of any or all of the Inventory of each Pledgor, notice of the security interest of the Administrative Agent, for the benefit of the Lenders, and to request from such purchasers at any time, in the name of the Administrative Agent or such Pledgor, information concerning the Inventory of such Pledgor and the amounts owing thereon by such purchasers;

(d)to notify and require Account Debtors on the Accounts of such Pledgor and purchasers of the Inventory of such Pledgor to make payment of their indebtedness directly to the Administrative Agent, for the benefit of the Lenders;

(e)to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts of any Pledgor, or any thereof, as the Administrative Agent, in its sole discretion, may deem to be advisable;

(f)to enforce the Accounts of any Pledgor or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or such Pledgor, and to withdraw any such suit or other proceeding.  Each Pledgor agrees to lend every assistance requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may require in connection with making legal proof of any Account of such Pledgor.  Each Pledgor agrees to reimburse the Administrative Agent in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent or the Lenders in connection with the foregoing, which obligation of the Pledgors shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate;

(g)to take or bring, in the name of the Administrative Agent or such Pledgor, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(h)to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into such Pledgor’s Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment on the Loans or any other Secured Obligations in accordance with the Credit Agreement.

10.Events of Default and Remedies.

10.1.The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

10.2.The Administrative Agent, for the benefit of the Lenders, shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, any Note or any other Loan Document, or otherwise provided in law or equity.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may require each Pledgor to assemble such Pledgor’s Collateral, which each Pledgor agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent.  The Administrative Agent may, with or without notice to or demand upon any Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any part thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to any Pledgor.  After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to any Pledgor or any other Person or property, all of which each Pledgor hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, on behalf of the Lenders, in its sole discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time.  No prior notice need be given to any Pledgor or to any other Person in the case of any sale of Collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Pledgors no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made.  Each Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any such public sale, the Administrative Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights each Pledgor hereby waives and releases.  After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, as set forth in the Credit Agreement.  Any excess, to the extent permitted by law, shall be paid to the Pledgors, and the obligors on the Obligations shall remain liable for any deficiency.  In addition, the Administrative Agent shall at all times have the right, pursuant to the Credit Agreement, to obtain new appraisals of each Pledgor or the Collateral, the cost of which shall be paid by the Pledgors.

11.Maximum Liability of Each Pledgor and Rights of Contribution.   It is the desire and intent of each Pledgor, the Administrative Agent and the Lenders that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If and to the extent that the obligations of any Pledgor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the amount of the Secured Obligations secured by this Agreement by any Pledgor exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Pledgor from other Affiliates of the Borrower) would not render the rights to payment of the Administrative Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.  The Pledgors hereby agree as among themselves that, in connection with the payments made hereunder, each Pledgor shall have a right of contribution from each other Credit Party in accordance with applicable law.  Such contribution rights shall be waived until such time as the Secured Obligations have been irrevocably paid in full, and no Pledgor shall exercise any such contribution rights until the Secured Obligations have been irrevocably paid in full.

12.Notices.   All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to the Administrative Agent or a Lender, mailed or delivered to it, addressed to the address of the Administrative Agent or such Lender specified on the signature pages of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day, otherwise the following Business Day) or two (2) Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt.  All notices pursuant to any of the provisions hereof shall not be effective until received.

13.No Waiver or Course of Dealing.  No course of dealing between any Pledgor and the Administrative Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any such Lender, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.Remedies Cumulative.  Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that the Administrative Agent or the Lenders may have or acquire by operation of law, by other contract or otherwise.  Each right, power or privilege may be exercised by the Administrative Agent and the Lenders either independently or concurrently with other rights, powers and privileges and as often and in such order as the Administrative Agent and the Lenders may deem expedient.  All of the rights and remedies of the Administrative Agent and the Lenders with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

15.Severability.  The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

16.Modifications.  This Agreement may be amended or modified only by a writing signed by the Pledgors and the Administrative Agent (except in the case of a Security Agreement Joinder which only needs to be signed by the new Pledgor).  No waiver or consent granted by the Administrative Agent and the Lenders in respect of this Agreement shall be binding upon the Administrative Agent and the Lenders unless specifically granted in writing, which writing shall be strictly construed.

17.Assignment and Successors.  This Agreement shall not be assigned by any Pledgor without the prior written consent of the Administrative Agent.  This Agreement shall be binding upon each Pledgor and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable and exercisable by the Administrative Agent on behalf of and for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.  Any attempted assignment or transfer without the prior written consent of the Administrative Agent shall be null and void.

18.Entire Agreement.  This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

19.Headings; Execution.  The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

20.Additional Pledgors.  Additional Domestic Subsidiaries may become a party to this Agreement by the execution of a Security Agreement Joinder and delivery of such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel, as required by Section 5.20 of the Credit Agreement.  At the option of the Administrative Agent, a Domestic Subsidiary may also grant to the Administrative Agent, for the benefit of the Lenders, a security interest in the assets of such Domestic Subsidiary to secure the Secured Obligations pursuant to a separate Security Agreement executed by such Domestic Subsidiary.

21.Governing Law; Submission to Jurisdiction.  The provisions of this Agreement and the respective rights and duties of each Pledgor, the Administrative Agent and the Lenders hereunder shall be governed by and construed in accordance with New York law.  Each Pledgor hereby irrevocably submits to the non‑exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, the Secured Obligations, any Loan Document or any Related Writing, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  Each Pledgor hereby irrevocably waives, to the fullest extent permitted by Law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.  Each Pledgor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of New York shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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JURY TRIAL WAIVER.  EACH PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PLEDGORS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement as of the date first set forth above.

/s/
Address: 2200 West Parkway Blvd Salt Lake City, Utah 84119-2099 Attention: Stephen D. Young	FRANKLIN COVEY CLIENT SALES, INC. FRANKLIN COVEY TRAVEL, INC FRANKLIN DEVELOPMENT CORPORATION By: /s/ Stephen D. Young Stephen D. Young President

Signature Page to

Security Agreement

EXHIBIT A

PLEDGORS

Franklin Covey Client Sales, Inc., a Utah corporation

Franklin Covey Travel, Inc, a Utah corporation

Franklin Development Corporation, a Utah corporation

EXHIBIT B

FORM OF

SECURITY AGREEMENT JOINDER

This SECURITY AGREEMENT JOINDER (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”), is made as of the [__] day of [______, _____] by [______________________], a [___________] [___________] (“New Pledgor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent under the Credit Agreement, as hereinafter defined (the “Administrative Agent”), for the benefit of the Lenders, as hereinafter defined.

WHEREAS, Franklin Covey Co., a Utah corporation (the “Borrower”), entered into that certain Credit and Security Agreement, dated as of March 27, 2023, with the lenders from time to time party thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”) and the Administrative Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, certain of the Borrower’s subsidiaries (such subsidiaries, collectively, “Pledgors” and, individually, each a “Pledgor”) entered into that certain Security Agreement, dated as of March 27, 2023  (as the same may from time to time be amended, restated or otherwise modified, the “Security Agreement”), pursuant to which the Pledgors granted to the Administrative Agent, for the benefit of the Lenders, a security interest in and pledge of certain of their assets;

WHEREAS, New Pledgor, a direct or indirect subsidiary of the Borrower, deems it to be in the direct pecuniary and business interests of New Pledgor that the Borrower continue to obtain from the Lenders the financial accommodations provided for in the Credit Agreement;

WHEREAS, New Pledgor understands that the Lenders are willing to continue to grant such financial accommodations only upon certain terms and conditions, one of which is that New Pledgor grant to the Administrative Agent, for the benefit of the Lenders, a security interest in and a collateral assignment of New Pledgor’s Collateral, as defined in the Security Agreement, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to the Borrower by the Lenders, and for other valuable consideration;

WHEREAS, pursuant to Section 5.20 of the Credit Agreement and Section 20 of the Security Agreement, New Pledgor has agreed that, effective on [_______], [____] (the “Joinder Effective Date”), New Pledgor shall become a party to the Security Agreement and shall become a “Pledgor” thereunder; and

WHEREAS, except as specifically defined herein, capitalized terms used herein that are defined in the Security Agreement shall have their respective meanings ascribed to them in the Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to New Pledgor, the receipt and sufficiency of which are hereby acknowledged, New Pledgor hereby makes the following representations and warranties to the Administrative Agent and the Lenders, covenants to the Administrative Agent and the Lenders, and agrees with the Administrative Agent as follows:

Section 1. Assumption and Joinder.  On and after the Joinder Effective Date:

(a)New Pledgor hereby irrevocably and unconditionally assumes, agrees to be liable for, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Pledgor” under the Security Agreement and all of the other Loan Documents (as defined in the Credit Agreement) applicable to it as a Pledgor under the Security Agreement;

(b)New Pledgor shall become bound by all representations, warranties, covenants, provisions and conditions of the Security Agreement and each other Loan Document applicable to it as a Pledgor under the Security Agreement, as if New Pledgor had been the original party making such representations, warranties and covenants; and

(c)all references to the term “Pledgor” in the Security Agreement or in any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, New Pledgor.

Section 2.Grant of Security Interests.  In consideration of and as security for the full and complete payment, and performance when due, of all of the Secured Obligations, New Pledgor hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all of New Pledgor’s Collateral.

Section 3.Representations and Warranties of New Pledgor.  New Pledgor hereby represents and warrants to the Administrative Agent and each Lender that:

(a)New Pledgor has the requisite corporate or limited liability company power and authority, as applicable, to enter into this Agreement and to perform its obligations hereunder and under the Security Agreement and any other Loan Document to which it is a party.  The execution, delivery and performance of this Agreement by New Pledgor and the performance of its obligations under this Agreement, the Security Agreement, and any other Loan Document have been duly authorized by the governing body of New Pledgor and no other corporate or limited liability company proceedings, as applicable, on the part of New Pledgor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Security Agreement or any other Loan Document.  This Agreement has been duly executed and delivered by New Pledgor.  This Agreement, the Security Agreement and each Loan Document constitutes the legal, valid and binding obligation of New Pledgor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b)Attached hereto as Exhibit A are supplemental schedules to the Credit Agreement, which schedules set forth the information required by the Credit Agreement with respect to New Pledgor; provided that any reference to “as of the Closing Date” in the Credit Agreement, with regard to such schedules as supplemented herein, shall instead be in reference to as of the date hereof.

(c)Each of the representations and warranties set forth in the Security Agreement are true and correct in all material respects on as and as of the date hereof as such representations and warranties apply to New Pledgor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.

Section 4.Further Assurances.  At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of New Pledgor, New Pledgor will promptly and duly execute and deliver to the Administrative Agent any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary or appropriate to effect the purposes of this Agreement, the Security Agreement or the Credit Agreement.

Section 5.Notice.  All notices, requests, demands and other communications to New Pledgor provided for under the Security Agreement and any other Loan Document shall be addressed to New Pledgor at the address specified on the signature page of this Agreement, or at such other address as shall be designated by New Pledgor in a written notice to the Administrative Agent and the Lenders.

Section 6.Binding Nature of Agreement.  All provisions of the Security Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby.  This Agreement is a Related Writing as defined in the Credit Agreement.  This Agreement shall be binding upon New Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors and permitted assigns.

Section 7.Miscellaneous.  This Agreement may be executed by facsimile or other electronic signature, that, when so executed and delivered, shall be deemed to be an original.

Section 8.Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

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JURY TRIAL WAIVER.  NEW PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG NEW PLEDGOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Security Agreement Joinder as of the date first written above.

Address: Attention:	[NEW PLEDGOR] By: Name: Title:

EXHIBIT A

SUPPLEMENTAL SCHEDULES TO THE CREDIT AGREEMENT